Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K for the year ended December 28, 2024 of Charles River Laboratories International, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James C. Foster, Chairman, President and Chief Executive Officer of the Company, and Flavia H. Pease, Corporate Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, that:
(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Foster
February 19, 2025	James C. Foster Chairman, President and Chief Executive Officer Charles River Laboratories International, Inc.

/s/ Flavia H. Pease
February 19, 2025	Flavia H. Pease Corporate Executive Vice President and Chief Financial Officer Charles River Laboratories International, Inc.

This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.